MACY’S, INC. ANNOUNCES PRICING OF OFFERING OF SENIOR SECURED NOTES
NEW YORK, May 27, 2020 - Macy’s, Inc. (NYSE:M) (the “Company” or “Macy’s”) announced today the pricing of an offering (the “Offering”) of $1.3 billion aggregate principal amount of 8.375% senior secured notes due 2025 (the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof, which represents a $200 million increase in the previously announced size of the Offering. The Notes will be senior, secured obligations of the Company. The Notes will be secured on a first-priority basis by (i) a first mortgage/deed of trust in certain real property of subsidiaries of Macy’s that has been or will be transferred to subsidiaries of Macy’s Propco Holdings, LLC, a newly created direct, wholly-owned subsidiary of Macy’s (“Propco”) and (ii) a pledge by Propco of the equity interests in its subsidiaries that own or will own such transferred real property (together, the “Collateral”). The Notes will be, jointly and severally, unconditionally guaranteed on a secured basis by Propco and its subsidiaries and unconditionally guaranteed on an unsecured basis by Macy’s Retail Holdings, Inc., a direct, wholly-owned subsidiary of Macy’s.
The Offering is expected to close on June 8, 2020, subject to customary closing conditions, and is also conditioned upon the closing of a new asset-based credit agreement.
Macy’s intends to use the net proceeds from the Offering of the Notes, along with cash on hand, to repay all amounts outstanding under its revolving credit facility.
This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is one of the nation’s premier omni-channel fashion retailers, with fiscal 2019 sales of $24.6 billion. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s, Inc. is headquartered in New York, New York.
Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including the finalization of Macy’s financial statements as of and for the 13 weeks ended May 2, 2020, including the actual amount of the impairment charges that it expects to incur for the period, the effects of the novel coronavirus (COVID-19) on customer demand, its supply chain as well as its consolidated results of operation, financial position and cash flows, Macy’s ability to obtain additional financing on commercially acceptable terms or at all, Macy’s ability to successfully implement its Polaris strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 and “COVID-19 Risk Factor” in the Company’s Current Report on Form 8-K filed on May 7, 2020. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media - Blair Rosenberg
media@macys.com
Investors - Mike McGuire
investors@macys.com